[Mayer, Brown & Platt Letterhead]




                                                      Exhibit 8.1

                          May 30, 1997




First National Bank of Commerce
210 Baronne Street
New Orleans, Louisiana 70112

     Re:  First National Bank of Commerce Registration
          Statement on Form S-3 (No. 333-24023)

Ladies and Gentlemen:

     We have acted as special tax counsel for First National Bank of Commerce, a national banking association (the "Transferor"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Transferor with the Securities and Exchange Commission in connection with (a) the registration by the Transferor of Asset Backed Certificates (the "Certificates") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement and (b) the formation of the First NBC Credit Card Master Trust (the "Trust") pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") between the Transferor, as Transferor and Servicer, and The First National Bank of
Chicago, as Trustee. Capitalized terms used herein which are not defined herein shall have the meaning set forth in the Pooling and Servicing Agreement.

     We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Certificates and in order to express our opinion hereinafter stated, (a) we have examined copies of the forms of (i) the Pooling and Servicing Agreement, (ii) the Series Supplement and (iii) the Certificates filed as exhibits to the Registration Statement
(collectively the "Operative Documents") and (b) we have examined such other records and documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

     The opinions set forth in this letter concerning federal income tax are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. The opinions are subject to the explanations and qualifications set forth under the caption "U.S. Federal Income Tax Consequences" in the Prospectus which constitutes a part of the Registration Statement.

     Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined, we hereby confirm our opinion with respect to the Federal income tax characterization of the Certificates and the Federal income tax treatment of the issuance of the Certificates set forth under the caption "U.S. Federal Income Tax Consequences" in the Prospectus and each Prospectus Supplement, subject to the limitations expressed therein. In our opinion, for Federal income tax purposes, the Certificates will be characterized as indebtedness, and the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. Moreover, we are of the opinion that the statements set forth in the Prospectus under the headings "Prospectus Summary -- Tax Status," "Prospectus Summary -- ERISA Considerations," "U.S. Federal Income Tax Consequences" and "ERISA Considerations" and the
Prospectus Supplement under the headings "Summary of Terms -- Tax Status" and "Summary of Terms -- ERISA Considerations" are a fair and accurate summary of the material federal income tax and ERISA consequences of the issuance and holding of the Certificates. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

     We note that the Prospectus does not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

                                   Very truly yours,

                                   /s/ Mayer, Brown & Platt

                                   MAYER, BROWN & PLATT